Exhibit 3.2


                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Whenever used in these Bylaws, unless the context otherwise requires, the terms defined in this Article I shall have the following respective meanings:

     (a) Acquired Guaranteed Mortgage Certificate. "Acquired Guaranteed Mortgage Certificate" shall mean any mortgage-backed security guaranteed by Fannie Mae or Freddie Mac which is backed by a conventional mortgage or mortgages and acquired by or on behalf of the Trust other than in connection with the origination of the underlying Mortgage or Mortgages.

     (b) Acquired Insured Mortgage. "Acquired Insured Mortgage" shall mean any Mortgage which is a fully funded mortgage loan insured by FHA and acquired by or on behalf of the Trust as a whole loan or a beneficial interest or a participating interest therein or by a purchase of mortgage-backed Securities or pass-through certificates backed by indebtedness secured by FHA insured mortgage loans. Acquired Insured Mortgage shall not include Ginnie Mae mortgage-backed Securities or pass-through certificates backed by indebtedness secured by an Originated Insured Mortgage.

     (c) Acquired Mortgage. "Acquired Mortgage" shall mean either an Acquired Insured Mortgage or an Acquired Guaranteed Mortgage Certificate.

     (d) Acquisition Fees. "Acquisition Fees" shall mean the total of all fees and commissions, however designated, paid by any party in connection with the origination or acquisition of Mortgages and other Mortgage Investments by the Trust. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, or any fee of a similar nature, however designated.

     (e) Additional Loan. "Additional Loan" shall mean the non-interest bearing loan made to the developer or a sponsor of a Development (or the general partners or other principals of the owner of the Development) in connection with a Mortgage Loan.

     (f) Additional Mortgage Investments. "Additional Mortgage Investments" shall mean all direct and indirect investments in real estate equity and debt, which investments shall include, without limitation, Uninsured Mortgage Loans, Construction Loans, Bridge Loans, Mezzanine Loans, Mortgage Derivatives and Subordinated Interests in CMBS.

     (g) Advisor. "Advisor" shall mean the person(s) or entity responsible for directing or performing the day-to-day business affairs of the Trust, including a person or entity to which an Advisor subcontracts substantially all such functions.

     (h) Advisory Agreement. "Advisory Agreement" shall mean the agreement between the Trust and the Advisor pursuant to which the Advisor will act as the investment advisor and administrator of the Trust.

     (i) Affiliate. "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting Securities or beneficial interests of such other Person, (iii) any officer, director, trustee



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or general  partner of such Person and (iv) if such other  Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

     (j) Affiliated Programs. "Affiliated Programs" shall mean Aegis Realty, Inc., Capital Mortgage Plus L.P., any similar programs organized by the Sponsor, any successors to such programs or a combination of such programs.

     (k) Asset Management Fee. "Asset Management Fee" shall mean the Asset Management Fee payable to the Advisor under the provisions of the Advisory Agreement.

     (l) Average Invested Assets. "Average Invested Assets" shall mean the average of the aggregate Book Value of the assets of the Trust for any period invested, directly or indirectly, in Mortgage Investments, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

     (m) Book Value. "Book Value" shall mean the value of an asset or assets of the Trust on the books of the Trust before provision for amortization or depreciation, and before deducting any indebtedness or other liability in respect thereto, except that no asset shall be valued at more than its fair value as determined by the Board of Trustees.

     (n) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

     (o) CMOs. "CMOs" shall mean collateralized mortgage obligations.

     (p) Common Shares. "Common Shares" shall mean any Shares classified or reclassified as such by the Trustees.

     (q) Competitive Commission. "Competitive Commission" shall have the meaning ascribed to such term in Article VI, Section 6.6.

     (r) Consent Statement. "Consent Statement" shall mean the Consent Statement sent to Shareholders dated February 11, 1999.

     (s) Debt Limitation. "Debt Limitation" shall mean (i) 100% of Total Market Value (calculated at the time debt is incurred) with respect to Total Trust Indebtedness and (ii) 50% of Total Market Value (calculated at the time debt is incurred) with respect to Permanent Trust Indebtedness.

     (t) Declaration of Trust. "Declaration of Trust" shall mean the Third Amended and Restated Declaration of Trust of the Trust.

     (u)  Development.   "Development"  shall  mean  a  multi-family,  primarily
residential, rental project or health care facility.

     (v) Electronic Transmission. "Electronic Transmission" shall have the meaning ascribed to such term in Section 2.3 hereof.

     (w) Excess Shares. "Excess Shares" shall have the meaning ascribed to such term in the Declaration of Trust.

     (x) Fannie Mae. "Fannie Mae" shall mean the Federal National Mortgage Association.

     (y) FHA. "FHA" shall mean the Federal Housing Administration.



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     (z) Freddie Mac.  "Freddie  Mac" shall mean the Federal Home Loan  Mortgage
Corporation.

     (aa) Ginnie Mae. "Ginnie Mae" shall mean the Government National Mortgage Association.

     (bb) HUD. "HUD" shall mean the United States Department of Housing and Urban Development.

     (cc) Independent Expert. "Independent Expert" shall mean a person with no current or prior business or personal relationship with the Advisor or the Trustees and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Trust.

     (dd) Independent Trustees. "Independent Trustees" shall mean the Trustees who (i) are not affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, or its Affiliates, (ii) do not serve as a director or trustee for more than three other REITs organized by the Sponsor, and (iii) perform no other services for the Trust except as Trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor or the Trust.

     (ee) Initial Investment. "Initial Investment" shall mean the $200,000 investment in Shares which the Advisor has made pursuant to Article VI, Section
6.7 of this Declaration of Trust.

     (ff) IRS. "IRS" shall mean the Internal Revenue Service of the United States of America.

     (gg) Mortgages. "Mortgages" shall mean, in a broad sense, beneficial interests or participation interests in whole mortgages, mortgage certificates, mortgage-backed Securities, participation certificates backed by either a single mortgage or a pool of mortgages or interests in pass-through entities which, under the REIT Provisions of the Internal Revenue Code, would be considered to be qualifying real estate assets for purposes of the Trust's qualification as a REIT (e.g., REMICs).

     (hh) Mortgage Investments. "Mortgage Investments" shall mean, collectively, Original Mortgage Investments and Additional Mortgage Investments.

     (ii) Mortgage Loan. "Mortgage Loan" shall mean the mortgage loan made to the entity which owns a Development.

     (jj) Mortgage Prepayments, Sales or Insurance. "Mortgage Prepayments, Sales or Insurance" shall mean any Trust transaction (other than the receipt of base interest, Participating Interest Payments which were calculated on net cash flow or other measure of the net rentals or revenues from a Development, principal payments when due on a Mortgage or other Mortgage Investments, the issuance of Shares, and payments by a borrower to the Advisor or an Affiliate in respect of the Asset Management Fee in connection with a negotiated prepayment) including, without limitation, Participating Interest Payments calculated on the profits or proceeds realized upon the refinancing, sale or other disposition of a Development, prepayments, sales, exchanges, foreclosures, or other dispositions of Mortgages and other Mortgage Investments held by the Trust or the receipt of insurance proceeds from the FHA or of guarantee proceeds from Ginnie Mae, Fannie Mae or Freddie Mac or otherwise with respect to any Mortgage, or any other disposition of Trust assets.

     (kk) Net Assets or Net Asset Value. "Net Assets" or "Net Asset Value" shall mean the Total Assets of the Trust (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Trust, calculated at least quarterly on a basis consistently applied.



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     (ll) Net Income.  "Net Income" shall mean,  for any period,  total revenues applicable to such period, less the expenses applicable to such period other than additions to allowances or reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from Mortgage Prepayments, Sales or Insurance.

     (mm) Originated Guaranteed Mortgage Certificate. "Originated Guaranteed Mortgage Certificate" shall mean any mortgage-backed security guaranteed by Fannie Mae or Freddie Mac which is backed by a conventional mortgage or mortgages originated by or on behalf of the Trust.

     (nn) Originated Insured Mortgage. "Originated Insured Mortgage" shall mean a Mortgage originated by or on behalf of the Trust or by another lender and sold to the Trust prior to the time it has been fully funded, the principal of which (excluding Participating Interest Payments and any Additional Loan) is eligible for insurance by FHA and others under programs administered by HUD and shall also include Ginnie Mae mortgage-backed Securities and Ginnie Mae pass-through certificates backed by indebtedness secured by an Originated Insured Mortgage.

     (oo) Originated Mortgage. "Originated Mortgage" shall mean either an Originated Insured Mortgage or an Originated Guaranteed Mortgage Certificate.

     (pp) Original Mortgage Investments. "Original Mortgage Investments" shall mean the permanent investments of the Trust as described in the Prospectus, including investments in (i) Acquired Mortgages, (ii) Originated Mortgages,
(iii) other types of Mortgages (including interests in pass-through entities such as regular interests in REMICs which, under the REIT Provisions of the Code, are considered to be qualifying real estate assets for purposes of the Trust's qualification as a REIT), (iv) Additional Loans and (v) subject to restrictions imposed by certain provisions of the Code, CMOs collateralized by mortgages insured by FHA or mortgage certificates guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

     (qq) Participating Interest Payments. "Participating Interest Payments" shall mean interest payments to be paid in connection with Originated Mortgages or Acquired Mortgages which payments are in addition to the base rate of interest on an Originated Mortgage or Acquired Mortgage and are calculated as a percentage of the cash flow, rentals, revenues and/or appreciation of the underlying project.

     (rr) Permanent Indebtedness. "Permanent Indebtedness" shall mean all indebtedness of the Trust other than Working Capital Indebtedness, trade payables and subordinated Advisor fees.

     (ss) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

     (tt) Preferred Shares. "Preferred Shares" shall mean any Shares classified or reclassified as such by the Trustees.

     (uu) Prospectus. "Prospectus" shall mean the final prospectus of the Trust in connection with the initial registration of Shares filed with the Securities and Exchange Commission on Form S-11, as amended.

     (vv) Real Estate Investment Trust ("REIT") Provisions of the Internal Revenue Code. "Real Estate Investment Trust Provisions of the Internal Revenue Code" shall mean part II, subchapter M, chapter 1 of the Code, as now enacted or hereafter amended, or successor statutes, other sections of the Code specifically applicable to REITs and regulations and rulings promulgated thereunder.



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     (ww) Reinvestment Plan. "Reinvestment Plan" shall mean the Trust's dividend reinvestment plan pursuant to which Shareholders can elect to have their distributions reinvested in additional shares.

     (xx) REIT. "REIT" shall mean a corporation or trust which qualifies as a real estate investment trust as defined in Sections 856 to 860 of the Code.

     (yy) REMIC. "REMIC" shall mean a real estate mortgage investment conduit described in sections 860A through 860G of the Code.

     (zz) Securities. "Securities" shall mean any instruments commonly known as "securities," including stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participations, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

     (aaa) Shareholder List. "Shareholder List" shall have the meaning ascribed to such term in Section 2.5 hereof.

     (bbb) Shareholders. "Shareholders" shall mean holders of the Shares.

     (ccc) Shares. "Shares" shall mean the beneficial interests of a Shareholder in the Trust representing undivided beneficial interests in the assets of the Trust, which may be evidenced by certificates, including, without limitation, Common Shares and Preferred Shares.

     (ddd) Sponsor. "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Trust or any Person who will manage or participate in the management of the Trust and any Affiliate of any such Person, but does not include (i) any person whose only relationship with the Trust is that of an independent asset manager and whose only compensation from the Trust is as such, and (ii) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation from the Trust is for professional services.

     (eee) Total Assets of the Trust. "Total Assets of the Trust" shall mean the value of all assets of the Trust as shown on the books of the Trust.

     (fff) Total Invested Assets. "Total Invested Assets" shall mean the aggregate original amount invested in Mortgage Investments reduced, upon the receipt of sales proceeds, FHA or other insurance or guarantee proceeds or prepayments, by the original amount invested in the Mortgage Investment which is not reinvested, except that in the case of a partial payment, Total Invested Assets shall be reduced on a pro rata basis to the extent not reinvested.

     (ggg) Total Market  Value.  "Total  Market Value" shall mean the greater of
(i) the sum of (x) the aggregate market value of the Trust's outstanding Shares and (y) the Total Trust Indebtedness excluding unconsolidated subsidiaries and
(ii) the aggregate value of the Trust's assets as determined by the Advisor based upon third-party or management appraisals and other criteria as the Board of Trustees shall determine in its sole discretion.

     (hhh) Total Operating Expenses. "Total Operating Expenses" shall mean all operating, general and administrative expenses of the Trust as determined by generally accepted accounting principles, exclusive of the expenses of raising capital, interest payments, taxes, non-cash expenditures (i.e., depreciation, amortization, bad debt reserve), costs related directly to a specific Mortgage Investment by the Trust, such as expenses for originating, acquiring, servicing or disposing of a Mortgage.

     (iii) Total Trust Indebtedness. "Total Trust Indebtedness" shall mean, collectively, Permanent Indebtedness and Working Capital Indebtedness.



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     (jjj) Trust. "Trust" shall mean American Mortgage Acceptance Company.

     (kkk) Unimproved Real Property. "Unimproved Real Property" shall mean property which has the following three characteristics: (1) the property was not acquired for the purpose of producing rental or other operating income, (2) there is no development or construction in process on such land, and (3) no development or construction on such land is planned in good faith to commence on such land within one year.

     (lll) Working Capital Indebtedness. "Working Capital Indebtedness" shall mean indebtedness (i) which has a term of no longer than five years and is utilized by the Trust to acquire and originate Mortgage Investments which are intended to be pooled as part of an issuance of CMOs or pass-through certificates sponsored by the Trust or its subsidiaries, the proceeds of which will be used to repay such indebtedness, or (ii) used to pay distributions to Shareholders and operating expenses, including without limitation, fees to the Advisor.

                                   ARTICLE II

                             MEETING OF SHAREHOLDERS

     SECTION 2.1. ANNUAL MEETINGS. Annual meetings of Shareholders for the election of Trustees and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the Commonwealth of Massachusetts, and at such time and date not less than thirty
(30) days after delivery of the annual report, but in no event later than June 30 of each such year as the Board of Trustees, by resolution, shall determine.

     SECTION 2.2. OTHER MEETINGS. Meetings of Shareholders for any purpose other than the election of Trustees may be held at such time and place, within or without the Commonwealth of Massachusetts, as shall be stated in the notice of the meeting.

     SECTION 2.3. VOTING. Each Shareholder entitled to vote in accordance with the terms and provisions of the Declaration of Trust shall be entitled to one vote for each Share held by such Shareholder (i) at a meeting, in person, by written proxy or by a signed writing or consent directing the manner in which he desires that his vote be cast, which writing must be received by the Trustees prior to such meeting or (ii) without a meeting, by a signed writing or consent directing the manner in which he desires his vote to be cast, which writing must be received by the Trustees prior to the date upon which the votes of the Shareholders are to be counted. In connection with the foregoing, no proxy shall be voted after six months from its date unless such proxy is coupled with an interest sufficient in law to support an irrevocable power and provides for a longer period and except that the Board of Trustees may prohibit the holders of Excess Shares from voting the Excess Shares. Upon the demand of any Shareholder, the vote for Trustees and upon any question before a meeting, the vote shall be by ballot.

     Any Shareholder's proxy or other writing or consent to vote at a meeting of Shareholders may be transmitted by facsimile or other electronic means (including, without limitation, by telephone, email and internet) (collectively, "ELECTRONIC TRANSMISSION"), provided that such Electronic Transmission must either be set forth, be submitted with, or provide for, information from which the Trust or its agents can determine with reasonable certainty that the Electronic Transmission was authorized by the Shareholder.

     SECTION 2.4. INSPECTORS OF ELECTION. The Board of Trustees, in advance of any Shareholders' meeting or other Shareholder vote, may appoint one or more inspectors to act at the meeting, any adjournment thereof or in connection with any other Shareholder vote. If inspectors are not so appointed, the person presiding at a Shareholders' meeting or the Chairman of the Board where there is no meeting, may, and on the request of any Shareholder entitled to vote in connection with a particular question, shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by



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appointment  made by the Board of Trustees in the case of a meeting,  in advance of the meeting or at that meeting by the person presiding thereat or, in the case of a vote without a meeting, in advance of counting the vote. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     The inspectors shall determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, if applicable, the existence of a quorum, if applicable, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting, if applicable, or any Shareholder entitled to vote thereat or in connection with a particular solicitation, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

     SECTION 2.5. ACCESS TO RECORDS. Any Shareholder and any designated representative thereof shall be permitted access to all records of the Trust at all reasonable times, and may inspect and copy any of them. Inspection of the Trust books and records by a state securities administrator shall be provided upon reasonable notice and during normal business hours. In addition, with respect to access to the list of Shareholders:

     (a) An alphabetical list of the names, addresses, and business telephone numbers of the Shareholders of the Trust along with the number of shares held by each of them (the "SHAREHOLDER LIST") shall be maintained as a part of the books and records of the Trust and shall be available for inspection by any Shareholder or the Shareholder's designated agent at the home office of the Trust at 625 Madison Avenue, New York, New York, 10022, or such other address as may be designated by the Trust, upon the request of the Shareholder;

     (b) The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein;

     (c) A copy of the Shareholder List shall be mailed to any Shareholder requesting the Shareholder List within ten days of the request. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Trust;

     (d) The purposes for which a Shareholder may request a copy of the Shareholder List include, without limitation, matters relating to Shareholders' voting rights under the Declaration of Trust, and the exercise of Shareholders' rights under federal proxy laws; and

     (e) If the Advisor or the officers or Trustees of the Trust neglect or refuse to exhibit, produce, or mail a copy of the Shareholder List as requested, the Sponsor shall be liable to any Shareholder requesting the list for the costs, including attorney's fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Trust. The Trust may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the Trust. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.



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     Subject to the foregoing, with respect to certain solicitations made by the
Trust, the Trust may, with the consent of the Shareholder, mail communications on behalf of any Shareholder at his expense who so requests in writing and is entitled to vote on the same subject matter as the Trust's solicitation.

     SECTION 2.6. QUORUM. Except as otherwise required by law or by the Declaration of Trust, the presence, in person or by proxy, of Shareholders holding a majority of the outstanding Shares of the Trust entitled to vote, shall constitute a quorum at all meetings of the Shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of Shares entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of Shares entitled to vote shall be presented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     SECTION 2.7. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the Chairman of the Board, by the President, by a majority of the Trustees or by a majority of the Independent Trustees, and shall be called by any officer of the Trust upon written request of Shareholders holding in the aggregate not less than 10% of the outstanding Shares of the Trust entitled to vote at such meeting. The call of a special meeting shall state the nature of the business to be transacted and that no other business shall be considered at such meeting.

     Upon receipt of a written request either in person or by registered mail stating the purpose(s) of the meeting requested by Shareholders, the Trust shall provide all Shareholders, within ten (10) business days after receipt of said request, written notice (either in person or by mail) of a meeting and the purpose of such meeting to be held on a date not less than twenty (20) nor more than sixty (60) days after receipt of said request (or as soon thereafter as the applicable proxy rules may reasonably be complied with) for such meeting, at a time and place convenient to the Shareholders.

     The place, date and time of, as well as the record date for determining the persons entitled to notice of and to vote at, any special meeting, including any special meeting to be called at the request of the holders of 10% or more of the Shares outstanding, shall be determined by the Board of Trustees; provided, however, in the case of a special meeting to be called at the request of the holders of 10% or more of the Shares outstanding, if the Board of Trustees declines or fails to make any such determination within ten business days of such request, then the officer calling such special meeting shall at the time of such call designate the place, date and time of such special meeting as well as the record date for determining persons entitled to notice of and to vote at such meeting.

     SECTION 2.8. NOTICE OF ANNUAL AND SPECIAL MEETINGS CALLED BY CERTAIN OR ALL OF THE TRUSTEES AND SOLICITATION OF CONSENT WITHOUT MEETING. Written notice, stating the place, date and time of the annual meeting or a special meeting not called at the request of the Shareholders, and the general nature of the business to be considered in the case of an annual meeting, or the specific nature of the business to be considered in the case of a special meeting, shall be given to each Shareholder entitled to vote thereat at his address as it appears on the records of the Trust, not less than twenty (20) nor more than sixty (60) days before the date of such meeting. In the case of a Shareholder vote without a meeting, the date for responding to such solicitation and the counting of the votes in connection therewith must occur no later than sixty
(60) days and no sooner than twenty (20) days after notice of such requested vote is given.

     SECTION 2.9. BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the Shareholders entitled to vote thereat.

                                  ARTICLE III

                                    TRUSTEES

     SECTION 3.1. NUMBER, TERM AND QUALIFICATIONS. The number of Trustees shall be as set forth in the Declaration of Trust. Unless otherwise fixed by the Board of Trustees or the Shareholders, the number of Trustees constituting the entire Board of Trustees shall be five (5).

     A Trustee shall be an individual at least 21 years of age who is not under legal disability. A Trustee shall not be required to devote his full business time and effort to the Trust. A Trustee shall qualify as such when he has either signed the Declaration of Trust or agreed in writing to be bound by it. No bond shall be required to secure the performance of a Trustee unless the Trustees so provide or as required by law.

     A Trustee must have at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage Mortgage Investments. At least one Independent Trustee must have at least three (3) years of relevant real estate experience.

     Nominations for the election of Trustees may be made by the Board of Trustees or a committee appointed by the Board of Trustees or by any Shareholder entitled to vote in the election of Trustees generally. However, any Shareholder entitled to vote in the election of Trustees generally may nominate one or more persons for election as Trustees at a meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Trust not later than (i) with respect to an election to be held at an annual meeting of Shareholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of Shareholders for the election of Trustees, the close of business on the tenth day following the date on which notice of such meeting is first given to Shareholders. Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of Shares of the Trust entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Trustees; and (e) the consent of each nominee to serve as a Trustee of the Trust if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     SECTION  3.2.   AUTHORITY  OF  TRUSTEES.   The  Trustees   shall  have  the
responsibilities and authority set forth in the Declaration of Trust.

     (a) SPECIFIC POWERS. Subject only to the express limitations contained in the Declaration of Trust and in addition to any powers and authorities conferred by the Declaration of Trust or which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

          (i) To retain, invest and reinvest the capital or other funds of the Trust (including, without limitation, repayments and disposition proceeds from sales of the Trust's Mortgage Investments) in Mortgages and other Mortgage Investments without regard to whether any such Mortgages and other Mortgage Investments may mature before the possible termination of the

     Trust, and to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust assets.

          (ii) For such consideration as they deem proper to invest in, purchase or otherwise acquire for cash or other property and hold for investment Mortgages secured by real property located in the United States, and, in connection with any such investment in Mortgages, acquire (i) the entire or any participating interest in rents, lease payments or other income from, or the entire or any participating interest in the profits from, or the entire or any participating interest in the equity or ownership of, real property; and (ii) such investments, either directly or, subject to Article V, Section 5.1, through joint ventures, partnerships, or other lawful combinations or associations.

          (iii) To sell, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all of the assets of the Trust by deeds, trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or any nominee of the Trust.

          (iv) To issue authorized Shares or other Securities, all without the vote of or other action by the Shareholders, to such Persons for such cash, property or other consideration (including Securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees may deem advisable and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer the Shares or any of such Securities.

          (v) To enter into contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

          (vi) To, subject to Article V, Section 5.9, borrow money and give negotiable or non-negotiable instruments therefor; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the assets of the Trust to secure any of the foregoing.

          (vii) To lend money, whether secured or unsecured.

          (viii) To create reserve funds for any purpose.

          (ix) To incur and pay out of the Trust assets any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary for or incidental to or desirable for, and are incurred in connection with, the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or upon or against the Trust assets or any part thereof, and for any of the purposes herein.

          (x) To deposit funds or Securities held by the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine.

          (xi) To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any interests in, or mortgages or Securities issued or created by, any Person, forming part of the assets of the Trust, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers.

          (xii) To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations with independent third parties or, subject to Article V, Section 5.1, with Affiliated Programs.

          (xiii) To elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms and at such compensation, as may be prescribed by the Trustees; to engage or employ any Persons as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed; and, except as prohibited by law and subject to the supervision of the Trustees, to delegate any of the powers and duties of the Trustees to the Advisor.

          (xiv) To determine the proper accounting treatment for Trust income, loss and capital.

          (xv) To determine from time to time the value of all or any part of the Trust assets and of any Securities, assets, or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust assets in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory.

          (xvi) To collect, sue for, and receive all sums of money or other assets coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the assets of the Trust or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof.

          (xvii) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

          (xviii) To purchase and pay for out of the Trust assets insurance contracts and policies insuring the Trust assets against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, officers, employees, agents, investment advisors or independent contractors of the Trust against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by any such person as Trustee, Shareholder, officer, employee, agent, investment advisor or independent contractor; provided, however, that the Trustees may purchase and pay for out of Trust assets insurance contracts and policies insuring independent contractors or agents, only if such policies are customarily provided to independent contractors or agents providing the services being rendered in the locality where such services are being rendered; provided, further, that limitations on the acquisition of insurance contracts or policies shall not apply to the Advisor, unless otherwise restricted in the Declaration of Trust.

          (xix) To adopt a fiscal year for the Trust, and from time to time to change such fiscal year.

          (xx) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

          (xxi) To make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any Person, firm, trust, association, corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivisions. These contracts shall be for such duration and upon such terms as the Trustees in their sole discretion shall determine.

          (xxii) To renew, modify, extend, consolidate or cancel, in whole or in part, the Reinvestment Plan.

          (xxiii) To acquire real property (or an interest therein) in the event of a Mortgage foreclosure and perform all acts incidental to the ownership of real property including, without limitation, entering into leases for space located therein.

          (xxiv) To cause the Trust to repurchase Shares from time to time out of surplus funds of the Trust, if any, to further the business of the Trust;

          (xxv) To list the Shares on the American Stock Exchange or any other exchange or market;

          (xxvi) To, in connection with the leveraging of the Trust's assets, cause the Trust to form and invest in subsidiaries and other investment vehicles and transfer any or all of the Trust's assets to such entities; provided, however, that such entities shall be operated in a manner which is consistent with the provisions of this Trust Agreement;

          (xxvii) To adopt, implement and from time to time amend these Bylaws in manner consistent with the provisions of the Declaration of Trust; and

          (xxviii) To do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of the Declaration of Trust and these Bylaws.

     (b) ADDITIONAL POWERS. The Trustees shall additionally have and exercise all the powers conferred by the laws of Massachusetts upon business trusts or real estate investment trusts formed under such laws, insofar as such laws are not in conflict with the provisions of the Declaration of Trust or these Bylaws.

     (c) BUSINESS OPPORTUNITIES WITH AFFILIATED PROGRAMS. The Trustees (including the Independent Trustees) shall periodically monitor the allocation of Mortgage Investments among the Trust and the Affiliated Programs to insure that the allocation method described in the Prospectus is being applied fairly to the Trust.

     (d) SUITABLE INVESTMENT OPPORTUNITIES. Before any Trustee, including any Independent Trustee, may take advantage of an investment opportunity that is suitable for the Trust for their own account or present or recommend it to others, they shall present such investment opportunity to the Trust if (i) such opportunity is within the Trust's investment objectives and policies, (ii) such opportunity is of a character which could be taken by the Trust, and (iii) the Trust has the financial resources to take advantage of such opportunity.

     SECTION 3.3. RESIGNATIONS. Any Trustee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3.4. REMOVAL OF TRUSTEES. Any one or more of the Trustees may be removed, but only for cause, by action of a majority of the Board of Trustees or as set forth in the Declaration of Trust. A special meeting of the Shareholders for the purpose of removing a Trustee shall be called by an officer of the Trust in accordance with the provisions of Article III, Section 3.7.

     SECTION 3.5. NEWLY CREATED TRUSTEESHIPS AND VACANCIES. Newly created trusteeships resulting from an increase in the number of Trustees or vacancies occurring in the Board of Trustees for any reason except the removal of Trustees by Shareholders may be filled by vote of a majority of the Trustees then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of Trustees by Shareholders shall be filled as set forth in the Declaration of Trust. A Trustee elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor. The Independent Trustees shall nominate replacements for vacancies among the Independent Trustees' positions. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trustee or Trustees as they require for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee, or the estate of the deceased Trustee, as the case may be. Notwithstanding anything to the contrary contained in this Article III,
Section 3.5, the filling of vacancies or newly created trusteeships on the Board of Trustees shall be subject to compliance with the requirements of Section 3.1 of this Article III and the Declaration of Trust.

     SECTION 3.6. SUCCESSOR AND ADDITIONAL TRUSTEES. The right, title and interest of the Trustees in and to the assets of the Trust shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 3.5 of this
Article III or otherwise.

     SECTION 3.7. ACTIONS BY TRUSTEES. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the number of incumbent Trustees, provided that at least a majority of such number are Independent Trustees. Unless specifically provided otherwise in the Declaration of Trust or these Bylaws, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present at such meeting if a quorum is present. Any agreement, deed, mortgage, lease or other instrument or writing executed by any one or more of the Trustees or by any one or more authorized persons shall be valid and binding upon the Trustees and upon the Trust when authorized by action of the Trustees.

     SECTION 3.8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, provided prior to such action a written consent thereto is signed by a majority of the Board of Trustees, and provided, further, at least a majority of the consenting Trustees are Independent Trustees. Any such written consent shall be filed with the minutes of proceedings of the Trustees.

     SECTION 3.9. COMPENSATION. Independent Trustees may receive fixed sums, Common Shares in the Trust or other compensation per year and/or per meeting and/or for any service or activity they perform or engage in as Trustees, as determined by resolution of the Board of Trustees. Additionally, Independent Trustees shall be reimbursed for travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings.
Non-Independent  Trustees  shall not  receive any  compensation  from the Trust.
Nothing  herein  contained  shall be construed  to preclude any  non-Independent

Trustee from serving the Trust in any other capacity as an officer, agent or otherwise, and receiving compensation therefor. Independent Trustees shall not perform any services for the Trust except as Trustees.

     SECTION 3.10. TELEPHONIC MEETING. All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of conference telephone or similar communications equipment by means of which all participants can hear each other and participation in a meeting pursuant to such communication shall constitute presence in person at such meeting.

     SECTION 3.11. EXECUTIVE COMMITTEE. The Trustees may appoint an executive committee from among their number consisting of three or more members, a majority of whom shall be Independent Trustees, which shall have such powers, duties and obligations as the Trustees may deem necessary and appropriate, including, without limitation, the power to conduct the business and affairs of the Trust during periods between meetings of the Trustees. The Executive Committee shall report its activities periodically to the Trustees.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 4.1. OFFICERS. The officers of the Trust may consist of a Chairman of the Board, a President, a Treasurer and a Secretary, and shall be elected by the Board of Trustees and shall hold office until their successors are elected and qualified. In addition, the Board of Trustees may elect one or more
Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the Trust need be Trustees. The officers shall be elected at the first meeting of the Board of Trustees after each annual meeting. More than one office may be held by the same person.

     SECTION 4.2. OTHER OFFICERS AND AGENTS. The Board of Trustees may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Trustees.

     SECTION 4.3. CHAIRMAN OF THE BOARD. The Chairman of the Board of Trustees, if one is elected, shall be the chief executive officer of the Trust and shall preside at all meetings of the Board of Trustees. He shall have and perform such other duties as from time to time may be assigned to him by the Board of Trustees.

     SECTION 4.4. PRESIDENT. The President shall be the chief operating officer of the Trust and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the Shareholders if present thereat, and in the absence or non-election of the Chairman of the Board, at all meetings of the Board of Trustees, and shall have general supervision, direction and control of the business of the Trust. Unless the Board of Trustees shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Trust, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     SECTION 4.5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Trustees.

     SECTION 4.6. TREASURER. The Treasurer shall have custody of the funds and Securities of the Trust and shall keep a full and accurate account of receipts and disbursements in books belonging to the Trust. He shall deposit all moneys and other valuables In the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees.

     The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, the Chairman of the Board or the President, taking proper vouchers for such disbursements. He shall render to the President or Board of Trustees at the regular meetings of the Board of Trustees, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Trust. If required by the Board of Trustees, he shall give the Trust a bond, at the Trust's expense, for the faithful discharge of his duties in such amount and with such surety as the Board of Trustees shall prescribe.

     SECTION 4.7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of Shareholders and Trustees; and all other notices required by law, these Bylaws or the Declaration of Trust, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President, or by the Trustees or Shareholders, upon whose requisition the meeting is called as provided in the Declaration of Trust and these Bylaws. He shall record all the proceedings of the meetings of the Trust and of Trustees in a book to be kept for that purpose. He shall keep in safe custody the seal of the Trust, and when authorized by the Board of Trustees, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

     SECTION 4.8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Trustees.

                                    ARTICLE V

                                INVESTMENT POLICY

     SECTION 5.1. GENERAL STATEMENT OF POLICY. The Trust intends to invest in Mortgage Investments including: (i) Original Mortgage Investments and (ii) Additional Mortgage Investments. Additional Mortgage Investments (other than uninsured Mortgage Loans originated with the intent of later securitizing such Mortgage Loans) may not comprise, in the aggregate, more than 60% of the Mortgage Investments made by the Trust after the date the Proposals are adopted. The Trust will seek to obtain Originated Mortgages with Participating Interest Payments and, to a lesser extent, Acquired Mortgages with Participating Interest Payments. The Trust shall have the right to acquire or originate Mortgages without first obtaining a real property appraisal, unless a majority of the Independent Trustees determine that such an appraisal is necessary; if obtained, any real property appraisals will be maintained in the Trust's books and records for at least five years. The foregoing investments are intended to be structured to comply with the Real Estate Investment Trust Provisions of the Code. In addition to the investments referred to above, the Trust may, in the discretion of the Board of Trustees or the Advisor, make the investments described in
Section 5.2 below or such other investments that the Board of Trustees or the Advisor deem in good faith to be consistent with the investment objectives and policies of the Trust as set forth in the Consent Statement.

     The Trust may make commitments to make investments consistent with the foregoing policies. The Trust may also participate in joint ventures in Mortgages with Affiliated Programs (subject to the terms of this Section 5.1) and in investments with other unaffiliated investors, including unaffiliated investors having investment policies similar to those of the Trust, on the same or different terms. The Advisor may act as advisor to other investors, including investors who have the same investment policies as the Trust.

     The Independent Trustees shall review the investment policies of the Trust with sufficient frequency and at least annually to determine that the policies being followed by the Trust are in the best interests of its Shareholders. Such determination by the Independent Trustees and the basis therefor shall be recorded in the minutes of the meeting of Trustees.

     The Trust may not enter into transactions with a Sponsor, the Advisor, a Trustee or an Affiliate thereof, except as (i) specified below or (ii) otherwise permitted by Sections 5.7 and 5.8 of this Article V.

     The Trust may invest in a joint venture with an Affiliated Program provided
(i) the Affiliated Program has similar investment objectives to those of the Trust, (ii) such joint venture is approved by a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in such transaction, as being fair and reasonable to the Trust and (iii) the Trust's participation in such joint venture is on substantially the same terms and conditions as those received by the other joint venturers. In the case of participation with Affiliated Programs, the cost of generating such investments will be shared ratably by the participating Affiliated Program and the Trust.

     The Advisor or an Affiliate may purchase Mortgages or interests therein in its own name or in the name of a nominee, a trust or a corporate "nominee" or otherwise and hold title thereto for the purpose of facilitating the acquisition of such Mortgages by the Trust or any other purpose related to the business of the Trust; provided that in the event of the acquisition of such a Mortgage by the Trust from the Advisor or its Affiliates, (i) the purchase price paid by the Trust may not exceed the purchase price paid by the Advisor or its Affiliates, including expenses of acquisition, appropriately reduced (a) to reflect the results of any interest rate hedges placed by the Advisor or its Affiliates on such Mortgages up to the date of acquisition by the Trust, (b) by any mortgage payments received or accrued to the date of acquisition by the Trust to the extent not paid over to the Trust and (c) by all closing costs and Acquisition Fees paid by the Trust and (ii) no compensation or other benefit may accrue to the Advisor or its Affiliates except as otherwise permitted herein and except that they may be reimbursed for the costs incurred to carry the Mortgage (which could include the transactional costs associated with interest rate hedges on such Mortgages including, but not limited to, commodity brokerage commissions, exchange fees, etc.). If the Advisor or an Affiliate has borrowed the funds to make or acquire such Mortgage, the carrying costs payable by the Trust shall include the lesser of interest at the rate charged or the rate which would have been charged for a comparable loan by an unrelated lending institution; if the Advisor or such Affiliate has used its own funds to finance the Mortgage, the carrying costs payable by the Trust shall include interest at a rate not in excess of that which would have been charged by an unrelated lending institution to the Advisor or such Affiliate for short-term borrowings. The Advisor or an Affiliate may purchase other Mortgage Investments upon similar terms and conditions.

     The general purpose of the Trust is to acquire assets and to seek income which qualifies under the Real Estate Investment Trust ("REIT") Provisions of the Code. The Board of Trustees shall endeavor to make Mortgage Investments (including investments yielding "qualified temporary investment income" within the meaning of Section 856(c)(6)(D) of the Code) in such a manner as to comply with the requirements of the REIT Provisions of the Code with respect to the composition of the Trust's investments and the derivation of its income;
provided, however, that for a period of time during which the portfolio of investments is being developed, the Trust's assets may be invested in investments with income which does not qualify under the REIT Provisions of the Code; and provided further, however, that up to seven percent of the Trust's assets may be invested in Additional Loans, which are unsecured loans and which therefore do not qualify as real estate assets under the REIT provisions of the Code.

     The investment objectives of the Trust are to: (i) preserve and protect the Trust's invested capital, by investing principally in Mortgage Investments (ii) provide quarterly distributions which may be increased over time as a result of Participating Interest Payments, when obtainable, on Originated Mortgages, based on the cash flow or revenues of the underlying Development; and (iii) provide appreciation by investing in Acquired Mortgages which present the possibility of early disposition or prepayment and investing in Originated Mortgages and, to a lesser extent, Acquired Mortgages which may generate Participating Interest Payments, when obtainable, based on the increased value of the underlying Development upon its refinancing, sale or other disposition.

     SECTION 5.2. SPECIFIC INVESTMENTS. In addition to Mortgage Investments, the Trust may invest (through a cash management account maintained at a trust company or otherwise) its assets in investments such as: (a) Securities issued, insured or guaranteed by the United States government or government agencies,
(b) savings accounts, (c) certificates of deposit, (d) bank money market accounts, (e) bankers' acceptances or commercial paper rated A-1 or better by Moody's Investors Service, Inc., (f) money market funds (including money market funds sponsored by the Sponsor or its Affiliates) having assets in excess of $50 million, (g) other short-term highly liquid investments with banks having a net worth of at least $50 million, (h) investments which yield "qualified temporary investment income" within the meaning of Section 856(c)(6)(D) of the Code, and
(i) any combination of the foregoing investments.

     SECTION 5.3. REAL PROPERTY. To the extent the Trust invests in real property, a majority of the Trustees shall determine the consideration paid for such real property, based on the fair market value of the property. If a majority of the Independent Trustees determine, or if the real property is acquired from the Advisor, a Trustee, the Sponsors, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Trustees.

     SECTION 5.4. RESERVES. The Trust may retain, as a permanent reserve, any amounts which the Board of Trustees deems reasonable, in cash and in the types of investments described above in Section 5.2 of this Article.

     SECTION 5.5. CHANGES IN INVESTMENT POLICIES AND OBJECTIVES. Subject to the investment restrictions in Section 5.6 and 5.7 of this Article, a majority of the Independent Trustees may alter any or all the above-described investment policies if they determine such change to be in the best interests of the Trust. Subject to the preceding terms, the Board of Trustees shall endeavor to invest the Trust's assets in accordance with the investment policies set forth in this Article.

     SECTION 5.6. UNINVESTED ASSETS. To the extent that the Trust has assets not otherwise invested in accordance with Section 5.1 of this Article, the Board of Trustees may invest such assets in the types of investments in which the Trust is permitted to invest pursuant to Section 5.2 of this Article.

     SECTION 5.7. RESTRICTIONS. The Board of Trustees shall not:

     (a) invest in any foreign currency or bullion;

     (b) invest in commodities or commodities futures contracts other than interest rate futures, when used solely for hedging purposes;

     (c) invest in real estate contracts of sale, unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title and unless such investment is held as security for Mortgages made or acquired by the Trust;

     (d) engage in any short sale;

     (e) invest in any security in any entity holding investments or engaging in activities prohibited by the Declaration of Trust and these Bylaws;

     (f) issue "redeemable equity securities" (as defined in Section 2(a)(32) of the Investment Company Act of 1940), "face amount certificates of the installment type" as defined in Section 2(a)(15) thereof, or "periodic payment plan certificates" as defined in Section 2(a)(27) thereof;

     (g) invest more than 10% of its total assets in Unimproved Real Property or mortgage loans on Unimproved Real Property;

     (h) issue  options or warrants to purchase its Shares to any Person  unless
(i) the exercise price equals or exceeds the fair market value of the Shares on the date of grant and (ii) the consideration received (which may include services), in the judgment of the Independent Trustees, has a market value equal or exceeding the value of such options or warrants on the date of grant;

     (i) issue options or warrants to purchase its Shares to the Advisor, a Trustee, a Sponsor or an Affiliate thereof, unless such options or warrants (i) are issued on the same terms as such options or warrants are sold to the general public, (ii) do not exceed an amount equal to 10% of the outstanding Shares of the Trust on the date of grant or (iii) issued pursuant to a plan approved by the Shareholders;

     (j) commingle the Trust funds with those of any other person or entity, except that the use of a zero balance or clearing account shall not constitute a commingling of Trust funds and that funds of the Trust and funds of other entities sponsored by a Sponsor or its Affiliates may be held in an account or accounts established and maintained for the purpose of making computerized disbursements and/or short-term investments provided the Trust funds are protected from claims of such other entities and creditors of such other entities;

     (k) except for investments permitted by the Consent Statement, invest in the equity Securities of any non-governmental issuer, including other REITs or limited partnerships for a period in excess of 18 months; and provided, further, that all joint ventures with affiliates of the Advisor, a Trustee, a Sponsor or Affiliate thereof must comply with the provisions of Section 5.1 of this Article V;

     (l) make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Sponsor, a Trustee or Affiliates thereof; provided, however, that the foregoing shall not prohibit loans to subsidiaries of the Trust; or

     (m) sell property to the Sponsor, the Advisor, a Trustee or Affiliate thereof, except in connection with a joint venture with an Affiliated Program permitted under Article V, Section 5.1 if the Trust is required to grant the Affiliated Program a right of first refusal.

     SECTION 5.8. TRANSACTIONS BETWEEN THE TRUST AND AFFILIATED PERSONS. Except for joint ventures with Affiliated Programs as provided for in Article V,
Section  5.1, or  advisory  arrangements  with the  Advisor as  provided  for in
Article VI of the Declaration of Trust, any transaction between the Trust and a Sponsor, the Advisor, a Trustee or Affiliates thereof shall require approval by a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in such transaction, as being fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from unaffiliated third parties.

     In the absence of fraud, no contract, act or other transaction between the Trust and any other Person, or in which the Trust is interested, that is described in the preceding paragraph, shall be invalid, void or voidable even though (a) one or more of the Trustees or officers are directly or indirectly interested in, or connected with, or are trustees, partners, directors, officers or retired officers of such other Person, or (b) one or more of the Trustees or officers of the Trust, individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act or transaction.

     SECTION 5.9. TRUST'S RIGHT TO BORROW FUNDS. The Trust is authorized to incur indebtedness up to the Debt Limitation.

     The Trust shall not borrow funds from the Sponsor, the Advisor, a Trustee or Affiliate thereof unless a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in such transaction approve the transaction as being fair and reasonable and no less favorable to the Trust than loans between unaffiliated lenders and borrowers under the same circumstances.

                                   ARTICLE VI

                                     ADVISOR

     SECTION 6.1. EMPLOYMENT. The Board of Trustees may retain an Advisor in accordance with the provisions of the Declaration of Trust and these Bylaws.

     SECTION 6.2. TERM. The Board of Trustees shall not enter into any Advisory Agreement with the Advisor unless such contract has a term of no more than one year. It shall be the duty of the Board of Trustees to evaluate the performance of the Advisor before entering into or renewing any Advisory Agreement with the Advisor. The criteria used by the Board of Trustees in its evaluation of the Advisor shall be reflected in the minutes of the meeting of Trustees. The Advisory Agreement with the Advisor shall be terminable (i) without cause by the Advisor or (ii) with or without cause by a majority of the Independent Trustees, each without penalty, and each upon 60 days' prior written notice to the non-terminating party. In the event of the termination of the Advisory Agreement with the Advisor, the Advisor will cooperate with the Trust and take all reasonable steps requested to assist the Board of Trustees in making an orderly transition of the advisory function. The Trustees shall determine that any successor Advisor possesses sufficient qualifications (a) to perform the advisory function for the Trust and (b) to justify the compensation provided for in its Advisory Agreement.

     SECTION 6.3. COMPENSATION. The Independent Trustees shall determine from time to time but at least annually that the compensation which the Trust contracts to pay to the Advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by the NASAA Statement of Policy regarding Real Estate Investment Trusts in effect on the effective date of the Prospectus. Each determination made by the Independent Trustees concerning the reasonableness of the compensation paid to the Advisor shall be recorded in the minutes of the meeting of Trustees and shall be based on the factors set forth below and such other factors as the Independent Trustees deem relevant:

     (a) the size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Trust;

     (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust;

     (c) the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

     (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business;

     (e) the quality and extent of service and advice furnished by the Advisor;

     (f) the  performance  of the investment  portfolio of the Trust,  including
income,   conservation  or   appreciation  of  capital,   frequency  of  problem
investments and competence in dealing with distress situations; and

     (g) the quality of the portfolio of the Trust in relationship to the investments generated by the Advisor for its own account.

     The Independent Trustees shall review the performance of the Advisor and the compensation paid to it by the Trust to determine that the provisions of the contract with the Advisor are being carried out. The compensation that any Advisor employed by the Trust shall be entitled to receive for serving as investment advisor shall consist of the Asset Management Fee, payable as set forth in the Advisory Agreement. The Advisor shall also be entitled to receive reimbursement for all operating expenses described in Section 6.5 of this Article. The Advisor shall also receive from the Trust, for services rendered to the Trust, the additional compensation set forth in the Advisory Agreement, which compensation shall include, but shall not be limited to, acquisition fees, property management fees, mortgage servicing fees, incentive fees and Shares.

     In the case of multiple Advisors, incentive fees paid to such Advisors and Affiliates thereof shall be distributed by a proportional method reasonably designed to reflect the value added to the Trust's assets by each respective Advisor or Affiliate.

     The Independent Trustees shall determine from time to time but at least annually that the total fees and expenses of the Trust are reasonable in light of the investment experience of the Trust, its Net Asset Value, its Net Income, and the fees and expenses of other comparable advisors in real estate. Each such determination shall be recorded in the minutes of the meeting of Trustees.

     SECTION 6.4. OTHER ACTIVITIES OF ADVISOR. The Advisor shall not be required to administer the investment activities of the Trust as its sole and exclusive function. The Advisor may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of services and advice to other Persons (including REITS) and the management of other investments (including investments of the Advisor and its Affiliates). The Board of Trustees may request the Advisor to engage in other activities which complement the Trust's investments and to provide services requested by the borrowers or prospective borrowers from the Trust, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

     The Advisor shall seek out and present to the Trust whether through its own efforts, or those of third parties retained by it, investment opportunities consistent with the investment policies and objectives of the Trust and such investment policies as the Trustees may adopt from time to time. Except for the allocation of investment opportunities between the Trust and the Affiliated Programs as set forth in the Prospectus, the Advisor shall be obligated to present an investment opportunity to the Trust if (i) such opportunity is of a character which could be taken by the Trust, (ii) such opportunity is compatible with the Trust's investment objectives and policies and (iii) the Trust has the financial resources to take advantage of such opportunity before the Advisor may take advantage of such opportunity for its own account or present or recommend it to others. Subject to the limitations contained in this Paragraph, the Advisor shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

     SECTION 6.5. LIMITATION ON TOTAL OPERATING EXPENSES. The annual Total Operating Expenses of the Trust may not exceed the greater of: (i) 2% of the Average Invested Assets of the Trust or (ii) 25% of the Trust's Net Income. The Independent Trustees have the fiduciary responsibility of limiting the Trust's annual Total Operating Expenses to amounts that do not exceed the limitations described above. The Independent Trustees may, however, determine that a higher level of Total Operating Expenses is justified for such period because of unusual or non-recurring expenses. Any such finding by the Independent Trustees and the reasons in support thereof shall be recorded in the minutes of the meeting of Trustees. Within 60 days after the end of any fiscal quarter of the Trust for which Total Operating Expenses (for the 12 months then ended) exceed 2% of the Average Invested Assets of the Trust or 25% of the Trust's Net Income, whichever is greater, the Trust will send to Shareholders a written disclosure of such fact. If the Independent Trustees determine that such higher Total Operating Expenses are justified, such disclosure will also contain an explanation of the Independent Trustees' conclusion. In the event the Independent Trustees do not determine that such excess expenses are justified, the Advisor will reimburse the Trust for the excess amount within 60 days after the end of such period.

     SECTION 6.6. LIMITATION ON REAL ESTATE COMMISSIONS. If the Trust forecloses on a property servicing a Mortgage and sells such property, the Trust may pay real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the property
("Competitive Commission"), which shall not in the aggregate exceed the lesser of the Competitive Commission or an amount equal to 6% of the gross sales price of the property. The amount of such fees payable to the Advisor, a Trustee, a Sponsor or an Affiliate thereof shall not exceed the lesser of (i) one-half of the Competitive Commission or (ii) three percent of the gross sales price of a property and shall be paid only if such person provides a substantial amount of services in the sales effort.

     SECTION 6.7. INITIAL INVESTMENT BY AFFILIATES OF THE ADVISOR. Prior to the initial public offering of Shares pursuant to the Prospectus, the Advisor made an Initial Investment of $200,000 in the Trust by acquiring 10,000 Common Shares. The Advisor may only sell Common Shares represented by this Initial Investment through the market on which the Common Shares are normally traded.

                                   ARTICLE VII

                             SHARES AND SHAREHOLDERS

     SECTION 7.1. CERTIFICATES; SHARE LEDGER. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust. Certificates evidencing the Shares shall be issued to Shareholders within a reasonable time after a written request for such certificate is received by the Trust. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, including requiring the Shareholder requesting such issuance to pay the reasonable expenses incurred in connection therewith, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent shall be conclusive as to who are the Shareholders and as to the number of Shares of the Trust held from time to time by each such Shareholder.

     No certificates for Shares shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Trustees, upon:

          (i) production of evidence of loss, destruction or wrongful taking;

          (ii) delivery of a bond indemnifying the Trust and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;

          (iii) payment of the expenses of the Trust and its agents incurred in connection with the issuance of the new certificate; and

          (iv) compliance with such other reasonable requirements as may be imposed.

     SECTION 7.2. TRANSFERS OF SHARES. Except as otherwise provided in the Declaration of Trust, Shares shall be transferable on the records of the Trust upon presentment to the Trust or a transfer agent of such evidence of the payment of transfer taxes and compliance with other provisions of law as the Trust or its transfer agent may require.

     SECTION 7.3. DISTRIBUTION REINVESTMENT PLAN. The Trustees may adopt a distribution reinvestment plan on such terms and conditions they shall approve, which plan may be amended from time to time by the Trustees, provided, however, that such plan shall, at a minimum, provide for the following:

     (a) All material information regarding the distribution to the Shareholder and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Shareholder at least annually; and

     (b) Each Shareholder participating in the Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in subparagraph (a) above.

     SECTION 7.4. REPORTS. The Trust will mail or deliver, within 120 days after the end of each fiscal year, to Shareholders as of a record date after the end of the Trust's fiscal year and each other Person who becomes a Shareholder between such record date and the date of mailing or delivery, an annual report of the affairs of the Trust, including annual financial statements of the Trust (balance sheet, statement of income or loss, statement of Shareholders' equity, and statement of cash flows) accompanied by a report containing an opinion of independent certified public accountants. Such information will be prepared on an accrual basis in accordance with generally accepted accounting principles. The Trust shall also include in its annual report (i) the ratio of the costs of raising capital during the period to the capital raised, (ii) full disclosure of all material terms, factors and circumstances describing any and all transactions with the Advisor, a Trustee, a Sponsor or Affiliates thereof and of fees, commissions, compensation and other benefits paid or accrued to the Advisor, a Trustee, a Sponsor or Affiliates thereof for the fiscal year completed, showing the aggregate amount paid or accrued to each recipient and the services performed for such year (including fees or charges paid or accrued to the Advisor, a Trustee, the Sponsor or Affiliates thereof by third parties doing business with the Trust) and (iii) a statement on distributions to the Shareholders and their sources. The Independent Trustees shall have the duty to examine and comment in the annual report on the fairness of any such transactions with the Advisor, a Trustee, the Sponsor or Affiliates thereof. The Trustees, including the Independent Trustees, shall take reasonable steps to insure that the requirements of this Section 5.9 are satisfied on a timely basis.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

     The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1. SEAL. The trust seal shall be circular in form and shall contain the name of the Trust, the year of its creation and the words "TRUST SEAL MASSACHUSETTS." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     SECTION 9.2. FISCAL YEAR. The fiscal year of the Trust shall be determined by resolution of the Board of Trustees.

     SECTION 9.3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, or agent or agents of the Trust, and in such manner, as shall be determined from time to time by resolution of the Board of Trustees.

     SECTION 9.4. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by the Declaration of Trust or these Bylaws to be given, except as otherwise set forth herein or the Declaration of Trust, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Trust, and such notice shall be deemed to have been given on the



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day of such mailing.  Shareholders not entitled to vote shall not be entitled to receive notice of any meetings or solicitation of Shareholder consent without a meeting except as otherwise provided by statute.

     Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Declaration of Trust or these Bylaws, a waiver thereon in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

     SECTION 9.5. SUCCESSORS IN INTEREST. These Bylaws shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

     SECTION 9.6. SEVERABILITY. If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.



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